UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bird Global, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

SUPPLEMENT TO THE PROXY STATEMENT FOR
THE 2023 ANNUAL MEETING OF STOCKHOLDERS

The following information supplements and amends the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Bird Global, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2023, and mailed to all holders of record of the Company’s Class A common stock and Class X common stock as of the close of business on November 17, 2023 (the “Record Date”), in connection with the solicitation of proxies by the Company’s board of directors (“Board”) for the annual meeting of stockholders (the “Annual Meeting”) originally intended to be held on December 20, 2023. Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined herein have the meaning given to them in the Proxy Statement.

Postponement of Annual Meeting of Stockholders

As previously disclosed, the Company intended to hold the Annual Meeting on December 20, 2023, for stockholders to vote on the following proposals:

●	to elect John I. Bitove, James E. Mutrie and Philip R. Ryan as Class II Directors to serve until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

●	to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

●	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

On December 15, 2023, the Board, acting in accordance with the authority granted to the Board pursuant to the applicable provisions of the bylaws of the Company, elected to postpone the Annual Meeting to a date to be determined by the Board in accordance with the applicable provisions of the bylaws of the Company after the date of this Supplement. The Board will determine the date of the postponed Annual Meeting and, if necessary or appropriate, the new record date for the Annual Meeting, and will deliver a notice of the postponed Annual Meeting and, if applicable, an updated Proxy Statement to all stockholders entitled to vote at the postponed Annual Meeting based on the Record Date or a newly established record date for the postponed Annual Meeting, as applicable. Only stockholders of record as of the close of business on the Record Date or the newly established record date, as applicable, will be entitled to notice of and to vote at the postponed Annual Meeting.

Except as described above, this Supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Proxy Statement was mailed to all stockholders of record as of the close of business on the Record Date that were entitled to receive notice of and vote at the Annual Meeting. In addition, the Proxy Statement is available free of charge at the Commission’s website located at www.sec.gov.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS SUCH DOCUMENTS AND FILINGS CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING.